QuickLogic Mourns the Passing of Chairman E. Thomas Hart

SAN JOSE, Calif., December 5, 2019 /PR Newswire/—QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”) today mourns the loss of E. Thomas Hart, the Chairman and a valued member of the Company’s Board of Directors, who passed away December 3, 2019, surrounded by family.

“We are deeply saddened by Tom’s passing,” said Brian Faith, CEO of QuickLogic. “Tom was an inspiring leader, valuable mentor, and friend.  He brought great wisdom, insight, charisma, passion and wit to our company and he will be greatly missed.”

E. Thomas Hart served as a member of QuickLogic’s Board of Directors since June 1994, and as its Chairman since April 2001. On January 2, 2014, Mr. Hart became the non-executive Chairman of the Board of Directors. Prior to that time, Mr. Hart served as QuickLogic’s Executive Chairman of the Board from January 2011 to January 2014, as its Chairman of the Board and Chief Executive Officer from March 2009 to January 2011, and as its President and Chief Executive Officer from June 1994 to March 2009. Prior to joining QuickLogic, Mr. Hart’s experience included senior level management responsibilities in semiconductor operations, engineering, sales and marketing with several companies, including National Semiconductor Corp. and Motorola Semiconductor Inc.  Mr. Hart was a retired United States Navy and Naval Reserve Intelligence Officer, having served for a total of 38 years.  He was also a Board Leadership Fellow of the National Association of Corporate Directors.

The Board, officers and employees of QuickLogic would like to extend their sincere condolences to his family.

Tom is survived by his two daughters.

About QuickLogic

QuickLogic develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include an embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly-owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across the multitude of mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT applications. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, the anticipated closing of the Offering and the expected uses of the proceeds from the Offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, including market conditions and future decisions regarding the Company's use of cash resources, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider these and other potential factors and uncertainties that could cause actual results to differ from the results predicted, including those described in more detail in the Company’s public reports filed with the SEC, including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC’s website at www.sec.gov. In addition, please note that the date of this press release is December 3, 2019, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Sue Cheung

Chief Financial Officer

(408) 990-4076

Scheung@quicklogic.com

IR Contact

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

ir@quicklogic.com

CODE: QUIK-E